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PSI ENERGY, INC.

AND

THE FIFTH THIRD BANK,
Trustee



________________

First Supplemental Indenture

Dated as of November 15, 1996

To

Indenture

Dated as of November 15, 1996
________________


6.35% Debentures Due 2006





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	FIRST SUPPLEMENTAL INDENTURE, dated as of November
15, 1996, between PSI Energy, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 1000 East Main Street, Plainfield,
Indiana 46168, and The Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee (the
"Indenture").


Recitals of the Company


	The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Indenture provided.

	Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.35%
Debentures Due 2006 (herein called the "Debentures"), in this First Supplemental Indenture.

	All things necessary to make this First
Supplemental Indenture a valid agreement of the Company have been done.

	Now, Therefore, This First Supplemental Indenture
Witnesseth:

	For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


ARTICLE ONE

Terms of the Debentures

	Section 101.  There is hereby authorized a series
of Securities designated the "6.35% Debentures Due
2006", limited in aggregate principal amount to $100,000,000 (except as provided in Section 301(2) of the Indenture). The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on November 15, 2006 and shall be issued in the form of a registered
Global Security without coupons, registered in the name of Cede & Co.


	Section 102.  The provisions of Section 305 of the
Indenture applicable to Global Securities shall apply to the Debentures.

	Section 103.  Interest on each of the Debentures
shall be payable semiannually on May 15 and November 15 in each year (each an "Interest Payment Date"), commencing on May 15, 1997, at the rate per annum specified in the designation of the Debentures from November 15, 1996, or from the most recent Interest
Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture
(or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

	Section 104.  Subject to agreements with or the
rules of The Depository Trust Company or any successor book-entry security system or similar system with respect to Global Securities, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register, and payments of the principal amount of each Debenture will be made at maturity by check against presentation of the Debenture at the office or agency of the Trustee.

	Section 105.	The Debentures shall be issued in
denominations of $1,000 or any integral multiple of $1,000.

	Section 106.	Principal and interest on the
Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

	Section 107.	The Debentures shall be subject to
defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture.

	Section 108.	The Debentures will not be
redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.

	Section 109.	Each Holder shall have the right,
at such Holder's option, exercisable on September 15, 2000 and thereafter until October 15, 2000, to require the Company to redeem, and upon the exercise of such right in the manner set forth hereinafter the Company shall redeem, all or any part of such Holder's
Debentures that is $1,000 or any integral multiple thereof, on November 15, 2000 (the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of such Debenture (the "Redemption
Price"), together with accrued and unpaid interest to the Redemption Date.
	To exercise a redemption right, a Holder of the Debentures shall deliver (i) to the Company and to the Trustee irrevocable written notice of the Holder's election to exercise such right (the "Holder's Notice") which shall set forth the name of the Holder, the amount of Debentures to be redeemed and a statement that an election to exercise the redemption right is being made thereby, and (ii) to the Trustee the Debentures with respect to which the redemption right is being exercised, duly endorsed for transfer to the Company if required by the Trustee or the Company. The
Debentures held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary and the Company and the Trustee. Such written notice shall be irrevocable.
The Debentures as to which the redemption right has been so exercised shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date.
	On or before the Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment
Date) accrued interest on, all the Debentures which are to be redeemed on that date.
	If any Debentures surrendered for redemption shall not be so paid on the Redemption Date, such Debenture shall, until paid, continue to bear interest from the Redemption Date at the same rate as the rate borne by such Debenture. The Company shall pay to the Holder of such Debenture the additional amounts of interest arising from this paragraph at the same time that it pays the Redemption Price.
	If any Debenture which is to be redeemed only in part shall be surrendered at any office or agency of the Company (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Debenture, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the Debenture so surrendered.


ARTICLE TWO

Form of the Debentures

	Section 201.  The Debentures are to be
substantially in the following form and shall include substantially the legend shown so long as the Debentures are Global Securities:

(FORM OF FACE OF DEBENTURE)


No.  R-1	$100,000,000

CUSIP No.  693627AB7

PSI ENERGY, INC.


6.35% DEBENTURE DUE 2006


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New
York corporation ("DTC") to issuer or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede &
Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

	PSI ENERGY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor
Person under the Indenture hereafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred
Million and No/100 Dollars ($100,000,000) on November
15, 2006, and to pay interest thereon from November 15, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 1997, at the rate of 6.35% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor
Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business
Day), as the case may be, next preceding such Interest
Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record
Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

	Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

	Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

	Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

	Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

	In Witness Whereof, the Company has caused this instrument to be duly executed.

PSI ENERGY, INC.



By..............................













CERTIFICATE OF AUTHENTICATION

Dated:

                This is one of the Securities of the
series designated therein
referred to in the within-mentioned Indenture.

THE FIFTH THIRD BANK,
				as Trustee

				By.............................
				    Authorized Signatory


                           (FORM OF REVERSE OF
DEBENTURE)


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Fifth Third Bank, as
Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

The Securities will not be redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.

The Holder of this Security shall have the right, at such Holder's option, exercisable on September 15, 2000 and thereafter until October 15, 2000, to require the Company to redeem, and upon the exercise of such right in the manner set forth hereinafter the Company shall redeem, all or any part of this Security that is $1,000 or any integral multiple thereof, on November 15, 2000
(the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of this Security
(the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date. To exercise this redemption right, the Holder hereof shall deliver
(i) to the Company and to the Trustee irrevocable written notice of the Holder's election to exercise such right (the "Holder's Notice") which shall set forth the name of the Holder, the amount hereof to be redeemed and a statement that an election to exercise the redemption right is being made thereby and (ii) to the Trustee this Security duly endorsed for transfer to the Company if required by the Trustee or the Company.
 Securities held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary and the Company and the Trustee. Such written notice shall be irrevocable. If this Security is so surrendered for redemption it shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest to the Redemption Date.

If this Security is to be so redeemed only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder hereof without service charge, a new Security of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion hereof so surrendered.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.


As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




ARTICLE THREE

Original Issue of Debentures

	Section 301. Debentures in the aggregate principal amount of $100,000,000, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Company Order without any further action by the Company.


ARTICLE FOUR

Paying Agent and Security Registrar

	Section 401.  The Fifth Third Bank will be the
Paying Agent and Security Registrar for the Debentures.


ARTICLE FIVE

Sundry Provisions

	Section 501.  Except as otherwise expressly
provided in this First Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

	Section 502.  The Indenture, as supplemented by
this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental
Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

__________________











	This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

	In Witness Whereof, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

PSI ENERGY, INC.




      		      	        By /s/ William L.
Sheafer
                        William L. Sheafer
				Treasurer






		THE FIFTH THIRD BANK, as Trustee




      		      	        By /s/ Kerry R. Byrne

   		  		Kerry R. Byrne
				Vice President